EXHIBIT 4.2


[KeyBank Logo]


                                 LOAN AGREEMENT

Mechanical Dynamics, Inc. (hereinafter referred to as the "Borrower") of 2301 Commonwealth, Ann Arbor, MI 48105, having applied to KeyBank National Association, located at 100 S. Main Street, Ann Arbor, Michigan 48104 (hereinafter referred to as the "Bank") for the credit accommodations more fully set forth below, subject to the following provisions contained herein, and the Bank having agreed and consented to extend such credit accommodations to the Borrower subject to following provisions contained herein:

     NOW, THEREFORE, in consideration of the credit accommodations from Bank, the mutual covenants contained herein, and other good and valuable consideration, the Borrower hereby warrants, represents and agrees as follows:

1.   LINE OF CREDIT.

     a. The Bank may make advances and disbursements to the Borrower in whole or in part and from time to time on and after the date hereof, through and including April 30, 1997("maturity"), up to, but not exceeding, an aggregate principal amount of Two Million and NO/100 Dollars ($2,000,000.00) outstanding at any one time. The Line of Credit is evidenced by a Master Demand Business Loan Note of even date herewith (the "Note"). The line of credit is payable on demand. The terms of the Note, and all renewals, replacements, modifications and amendments thereof, are hereby incorporated herein specifically by reference. The Borrower may borrow, repay and reborrow under the Line of Credit

     b. This Line of Credit is in the form of an uncommitted credit facility from the Bank to the Borrower in a principal amount not to exceed the amount set forth above, and is in the form of loans or advances made by the Bank to the Borrower from time to time in the sole and absolute discretion of the Bank. This Agreement will govern the administration of the Line of Credit should any loans or advances be made to the Borrower under this Line of Credit. The Borrower agrees that the aggregate principal amount outstanding under the Line of Credit is the amount reflected upon the books, records and ledgers of the Bank. THE BORROWER AGREES THAT NO PROVISION OF THIS AGREEMENT, THE NOTE, OR THE PROVISIONS OF ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND NO COURSE OF DEALING BETWEEN THE BANK AND THE BORROWER SHALL ACT TO COMMIT THE BANK TO MAKE ANY LOANS OR ADVANCE ANY FUNDS TO THE BORROWER.

2.   WARRANTIES.   The following warranties shall survive and continue after
execution and delivery of this Agreement:

     a. The business operations of the Borrower are organized as a Corporation, and the Borrower is duly organized, validly existing an in good standing under the laws of the State of Michigan.

     b. There are no material pending or, to the best of Borrower's knowledge, threatened actions or proceedings before any court or administrative agency, Federal or State, except as disclosed in a letter delivered by the Borrower to the Bank at or prior to the execution of this Agreement.

     c. The Borrower has filed all tax returns required to be filed and paid all taxes due pursuant to such returns or to any assessment received. The Internal Revenue Service and any State or local government has not asserted any liability for taxes in excess of those already paid by the Borrower, and its property is free of any tax liens, except, however, for those taxes which the State of Michigan may be claiming are due and owing from

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the Borrower from previous tax years under the single business tax related to royalties of from the sale of software by the Borrower. The Borrower represents to the Bank that the amount of these taxes will not adversely effect in any material way the financial condition of the Borrower.

     d. The execution and performance of this Agreement, the Note, and the Related Loan Documents, if any, are within the Borrower's powers, have been duly authorized by appropriate corporate or partnership action, are not in contravention of the terms of Borrower's articles of incorporation, by-laws, regulations, close corporation agreement, partnership agreement or certificate, or capital stock or any amendment thereof (such documents herein called "Organization Documents"), and are not in contravention of any law or of any other agreement to which Borrower is a party or by which it is bound.

     e. All financial statements, statements as to ownership, and other statements heretofore or hereafter given to the Bank in connection with this Agreement, are or will be accurate and complete in all material respects, subject to any limitation stated therein, and the Borrower is the owner of all property in which the Borrower has given or is giving a security interest to the Bank, free from all claims, liens, encumbrances and other security interests. The Borrower will defend, at its sole expense, all such property against all claims and demands of all persons, firms and corporations other than the Bank at any time claiming the same or any interest therein. Borrower's balance sheet and financial statements furnished to Bank in connection with this Agreement fairly and accurately present Borrower's financial condition and business operation at said date, and since said date there has been no material adverse change in its condition or operation.

3.   AFFIRMATIVE COVENANTS.  The Borrower agrees that it will:

     a. Repay the Line of Credit with interest thereon in accordance with the terms and conditions set forth in the Note.

     b. At the request of the Bank, the Borrower will supply the Bank with a copy of its Organization Documents.

     c. Continue operating in its present business form, and maintain all rights, privileges, franchises and licenses necessary or desirable in the normal conduct of its business activities.

     d. Use the proceeds of the Line of Credit only for the following purpose(s): to finance Borrower's accounts receivable and working capital needs.

     e. Furnish in form and substance acceptable to the Bank within 120 days after the close of each fiscal year of the Borrower, a complete financial statement, including a balance sheet, a profit and loss statement, and reconciliation of surplus statement for such year for the Borrower, prepared by an accounting firm acceptable to the Bank and prepared on an audited basis; furnish to the Bank within 45 days after the close of each quarter an unaudited balance sheet and profit and loss statement for such period, certified by the Borrower as to its correctness, within 10 days of the end of each month, an accounts receivable aging and other information as may be requested by the Bank; and such other data, financial or otherwise, as the Bank may request; and at all reasonable times permit a representative of the Bank to inspect the Borrower's business properties and make extracts from the Borrower's books and records. Additionally, Borrower will cause to be provided to the Bank within 30 days of the end of each calendar year a full and complete accounts receivable aging for any corporation, business or other entity which is a subsidiary of the Borrower (whether wholly or partially owned by the Borrower) or which is affiliated with the Borrower through common ownership, management or control.

     f. Pay all taxes, assessments and governmental charges upon the Borrower or against its properties prior to the date on which penalties are

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attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower.

     g. As security for the Line of Credit and all other obligations and indebtedness of any Borrower to the Bank, deliver to the Bank the following collateral or duly executed security agreements, instruments of guarantee or subordination agreements satisfactory to the Bank: A first position security interest in accounts receivable, contract rights and general intangibles evidenced by a Security Agreement of even date herewith (herein collectively called the "Related Loan Documents"). The Borrower will execute any documents deemed necessary by the Bank, now or hereafter to create or perfect the Bank's interest in the collateral set forth above, and in any other collateral pledged by the Borrower to the Bank hereunder.

     h. Maintain adequate fire (including so-called extended coverage), public liability and other insurance as the Bank may require, in such form and written by such companies satisfactory to the Bank, and will upon request of the Bank deliver to it the policies concerned. If required by the Bank, said policies shall name the Bank as having a mortgagee interest in real property, or as loss payee on personal property.

     i. Comply with all requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, and the provisions of all pension, profit-sharing, or other employee benefit plans now or hereafter established or maintained by the Borrower.

     j. Pay or reimburse the Bank for all reasonable out-of-pocket expenses of every nature including, but not limited to attorney's fees, which Bank incurs in connection with this Agreement, the Note, and the Related Loan Documents, if any, or in collection of the Line of Credit.

     k. Pledge as security for the repayment of this debt any and all other collateral pledged by the Borrower to the Bank for any other debt or obligation that Borrower may have with the Bank. Furthermore, the Borrower hereby pledges the collateral specifically set out in this Agreement as collateral for the repayment of any other debt that Borrower may have with the Bank.

     l. Comply with all Federal and State laws, ordinances or regulations governing the handling, storage, transportation, disposal or any other use of hazardous or dangerous materials or substances, or laws, ordinances or regulations relating any way to the protection of the environment from any materials or substances deemed hazardous or dangerous under said laws, ordinances or regulations.

4. NEGATIVE COVENANTS. Without the prior written consent of the Bank, the Borrower will not at any time:

     a. Create or assume any obligation for money borrowed from any person, corporation or other entity other than the Bank or an affiliate of the Bank.

     b. Endorse, guarantee or become surety for the obligations of any person, corporation or other entity except that the Borrower may endorse checks or other instruments for deposit or collection in the ordinary course of business.

     c. Mortgage, pledge or otherwise encumber any of Borrower's property, real or personal, owned or hereafter acquired, or permit any lien or security interest to exist thereon except liens: (a) for taxes and assessments not delinquent or being contested in good faith, (b) of mechanics or materialmen with respect to obligations not overdue or being contested in good faith, (c) resulting from deposits to secure payments of worker's compensation or other social security obligations or to secure the performance of bids or contracts in the ordinary course of business, (d) in favor of the Bank or an affiliate

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of the Bank, or (e) if the Borrower is an individual, existing on the
Borrower's residential property on the date of this Agreement.

     d. Make any loans or advances to any person, corporation or other entity, except for advances for travel expenses made to employees in the normal and ordinary course of business, up to an aggregate annual amount of $100,000.00.

     e. Invest $250,000.00 in cash or more in any one 12 month period in securities other than direct obligations of the United States Government, or agency thereof, commercial bank paper, tax exempt municipal investments, bankers acceptances, deposit accounts, certificates of deposit issued by the Bank or any affiliate of the Bank, except as may be otherwise allowed in writing by the Bank.

     f. Sell or assign any account receivable, with or without recourse; sell, transfer or assign any other assets, or if the Borrower is an individual any of its business assets, except in the ordinary course of business.

     g. Enter into any merger or consolidation with any person, firm or corporation; or alter or amend the Borrower's capital structure or business form if the transaction is greater than $150,000.00 in value and/or Mechanical Dynamics Inc. is not the surviving entity.

5. EVENTS OF ACCELERATION. The following events shall be "Events of Acceleration" hereunder:

     a. Failure by the Borrower to pay any principal, or interest on the Note when and as same shall become due and payable, whether at maturity, by acceleration, demand (if applicable) or otherwise; or

     b. Failure by the Borrower to pay any of its debt (other than that evidenced by the Note) when and as same shall become due and payable; or

     c. Any representation or warranty made or any financial statement or other information furnished by the Borrower or any officer, representative or agent of it in connection with the execution and delivery of this Agreement, the Note or any Related Loan Document, or if any certificate furnished pursuant thereto shall prove to be false or erroneous in any material respect when made; or

     d. The Borrower fails to perform any term, provision or agreement contained herein, in the Note (other than for the payment of principal or interest), or in any Related Loan Document or other instrument of security for the Note to be performed by it and such failure shall continue unremedied for thirty (30) days thereafter; or

     e. The Borrower or any endorser, or Guarantor with respect to the Note, shall become involved in financial difficulties as evidenced by: (a) an assignment for the benefit of any creditor; or commencement of any similar debtor relief proceeding, whether judicial or otherwise; (b) consent to an application for the appointment of a trustee, interim trustee, custodian or receiver for all or a major portion of its property; (c) the commencement of any action or proceeding under any other federal or state bankruptcy, insolvency, composition, debtor relief, reorganization or other similar law, or have such a proceeding commenced against the Borrower or any of them; (d) entry of a final judgment for the payment of money against the Borrower or any of them in excess of $25,000.00 and the same shall not be discharged or satisfied within thirty (30) days of its entry, or an appeal or proceeding for review shall not be taken within said time and a stay of execution pending such appeal shall not be obtained; (e) dissolution or suspension of the corporate charter or of the partnership, insolvency or failure or suspension of the usual business of the Borrower or any of them; or (f) the issuance of any attachment, garnishment, execution, federal tax levy, or other process or seizure against any of their property; or


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     f. The failure to pledge or hypothecate additional security when and as reasonably demanded by the Bank; or

     g. The Bank shall deem itself insecure, in good faith, believing that the prospect of payment of the Note or any other indebtedness owed to the Bank, or performance under this Agreement or any instrument providing security for the Note, is materially impaired, or the financial condition of the Borrower in the sole discretion of the Bank has become materially impaired;

     If any of the forgoing Events of Acceleration occur, then whether or not the Bank has made demand, the amounts outstanding under the Line of Credit and Note shall become immediately due and payable in full, including all outstanding principal, interest and late fees, without notice at the Bank's
option.   None of the forgoing Events of Acceleration shall in any way limit or impair the Bank's ability to make demand for payment under the terms of any Master Demand Promissory Note executed in connection herewith.


6. RIGHTS, REMEDIES AND WAIVERS. If the Line of Credit and the amounts outstanding under the Note are not paid when due, whether by demand (if applicable), acceleration or otherwise, the Bank shall have, and may exercise, any of the rights and remedies provided in this Agreement or granted secured parties under the Uniform Commercial Code, statutory or common law, and the Bank may pursue all rights and remedies granted under the Loan Documents, including without limitation direct action on any Guaranty. Presentment, demand, protest or notice of any kind are all hereby expressly waived by the Borrower. All of the above rights and remedies are deemed to be cumulative and not exclusive and may be exercised at any time by the Bank whether individually or simultaneously without regard to issues of priority or marshaling of assets.

7.   MISCELLANEOUS.

     a. Paragraph headings are for reference only and shall otherwise be disregarded. If any term, covenant or condition in this Agreement is determined to be invalid or unenforceable by a Court of competent jurisdiction, the remaining terms, covenants and conditions shall remain in full force and effect. This Agreement shall be governed by and construed under the laws of the state of Michigan.

     b. No waiver or amendment of any part of this Agreement shall be effective unless in writing. No delay in exercising any right shall operate as a waiver thereof. A waiver on any one occasion shall not be a waiver of any right or remedy on any future occasion. This Agreement will terminate when all obligations and indebtedness of the Borrower to the Bank have been paid in full and the Bank shall not be obligated under any other agreement to advance any additional funds to the Borrower.

     c. So long as any debt evidenced by this Agreement may be outstanding, the terms, covenants and conditions of this Agreement shall remain in full force and effect.

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THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY
DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS AGREEMENT OR ANY RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR WITH ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH .


     IN WITNESS WHEREOF and intending to be legally bound hereby, the Borrower and Bank have executed and delivered this Loan Agreement this 24th day of April, 1996.



Mechanical Dynamics, Inc.,                 KeyBank National Association:
A Michigan corporation:



BY:/s/ James E. Vincke                     BY: /s/ Lorri A. Hoxie
  -----------------------------               -------------------------------
  James E. Vincke                             Lorri A. Hoxie
   ITS:  Vice President and CFO                 ITS: Assistant Vice President








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[KeyBank Logo]



                        MASTER DEMAND BUSINESS LOAN NOTE


LOANS UP TO: $2,000,000.00              NOTE NUMBER:_________________________


        1. PROMISE TO PAY. ON DEMAND AFTER TIME, FOR VALUE RECEIVED, on this 24th day of April 1996, the undersigned (hereinafter referred to as the "undersigned"), jointly and severally (if more than one), promise to pay to KeyBank National Association, located at 100 S. Main Street, Ann Arbor, Michigan 48104, or its assigns (hereinafter referred to as the "Bank"), or order the principal sum of Two Million and No/100 Dollars ($2,000,000.00) to the extent such sum has been advanced to the undersigned by the Bank and remains due and unpaid, as indicated on the books and records of the Bank, plus interest upon the outstanding principal amount, calculated upon the actual number of days elapsed over a year assumed to have 360 days, at the floating rate of the Bank's Prime Rate, when and as announced by the Bank from time to
time, until maturity (the "Note Rate").   The Bank's Prime Rate may not be the
lowest rate charged by the Bank to any of its customers. In no event will the Note Rate exceed the maximum rate of interest allowed by law. Interest will be computed on the unpaid principal balance from the date of each advance under this Note.

     2. PAYABLE ON DEMAND. The undersigned will pay this sum, or any or all amounts outstanding hereunder, ON DEMAND. Until such demand is made by the Bank, the undersigned will pay consecutive monthly installments of interest only commencing on June 1, 1996, and then on the first day of each month thereafter.

     3. UNCOMMITTED CREDIT FACILITY. The Bank has authorized an uncommitted credit facility to the undersigned in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of loans made by the Bank to the undersigned from time to time in the sole and absolute discretion of the Bank, and this Note evidences the undersigned's obligation to repay those loans. The undersigned agrees that the aggregate principal amount outstanding under this Note is the amount reflected upon the books, records and ledgers of the Bank. The undersigned agrees that no provision of this Note, or the provisions of any documents executed in connection with this Note, and no course of dealing between the Bank and the undersigned shall act to commit the Bank to make any loans or advance any funds to the undersigned.

     4. APPLICATION OF PAYMENTS; CALCULATION OF INTEREST. Each payment will be applied first to accrued interest, then to costs and then to loan principal. Upon default, payments received may be applied by the Bank to the amounts outstanding hereunder in any manner and in the sole discretion of the Bank. Interest shall be calculated upon the actual numbers of days elapsed over a year assumed to have 360 days.

     5. DEFAULT RATE. The Bank reserves the right to increase the interest rate after default, whether by acceleration or otherwise, to a rate of three percent (3%) per annum over the Note Rate, but in no event greater than the maximum rate allowed by law.

     6. LATE FEES. The Bank may charge a fee to cover additional administrative costs incurred for any payment received by Bank ten (10) business days or more after the due date of said late payment, and said fee will be equal to two percent (2%) of the payment required hereunder or $200.00, whichever is greater. No payments will be accepted without payment

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of this fee.  In addition, Bank may charge a fee to cover administrative costs incurred in origination and/or renewal of this Note, which shall be payable upon execution of the Note.

     7.  LOAN AGREEMENT.   This Note is executed in connection with a Loan
Agreement of even date herewith.

        8. SECURITY. To secure the repayment of this Note and any or all other liabilities of the undersigned to the Bank howsoever arising or evidenced, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, several or joint, including any renewals, extensions, modifications, etc., the undersigned hereby pledges to the Bank and grants to the Bank a continuing security interest in the following described property, whether real or personal, and in all additions, substitutions, and proceeds thereof: a). All balances of deposit accounts of the undersigned now or at any time hereafter with the Bank; b). All securities and other property of the undersigned now or hereafter in the possession or custody of the Bank, together with substitutions, increments and proceeds; c). Any other property declared or acknowledged to constitute security for the indebtedness of the undersigned to the Bank, together with substitutions, increments and proceeds thereof; d). A first position security interest in accounts receivable, contract rights and general intangibles evidenced by a Security Agreement of even date herewith. The Bank shall have the right at any time to apply its own indebtedness or liability to the undersigned or to any endorser or other party liable hereon in whole or partial payment of this Note, either before or after its maturity, or in whole or partial payment of any other liability due or to become due from the undersigned to the Bank.

     9. REMEDIES AFTER DEMAND. Upon demand having been made by the Bank, and unless the Bank shall otherwise elect, the full amount of the indebtedness evidenced hereby shall be accelerated and the amounts outstanding under this Note shall become immediately due and payable, without notice or demand. After demand is made hereunder the Bank shall have all the rights and remedies provided by law, whether common, statutory or otherwise, including without limitation all the remedies granted to the Bank under the Uniform Commercial Code, the right to offset any deposit accounts held by the Bank, the right to repossess and dispose of any collateral pledged for this or any other note or loan agreement between the Bank and the undersigned, the right to foreclose any mortgage given by the undersigned by advertisement as provided by Michigan law, etc. The undersigned shall be liable for any deficiency remaining after disposition of any property in which the bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include actual attorney's fees, legal expenses and any other costs incurred.

     10. WAIVER. The undersigned or endorser hereof and any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of the collateral securing this Note, to the addition of any party hereto, and to the release or discharge of or suspension of any rights and remedies against any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

     12. DELAY IN EXERCISING RIGHTS. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to, or waiver of, any such right on any future occasion.



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



     13. FINANCIAL INFORMATION. Unless otherwise agreed under the terms of the Loan Agreement, the undersigned will provide to the Bank, at least annually upon the anniversary of this Note, or more frequently if requested by the Bank, any and all financial information regarding the undersigned in form and substance acceptable to the Bank, including without limitation personal financial statements if the undersigned is an individual, or if the undersigned is a business all financial statements, including without limitation all profit and loss statements, statements of cash flow, balance sheets, etc.

     14. MISCELLANEOUS. The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" shall mean any one or more of them, their successors and assigns. Any reference to KeyBank National Association or Bank herein shall be deemed to include any subsequent holder of this Note. Section numbers and headings in this Note are for reference and convenience only, and shall not be given any substantive meaning. This Note shall be governed by and construed in accordance with the law of the State of Michigan.

THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE BANK AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE OR ANY RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR WITH ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE.

UNDERSIGNED:

Mechanical Dynamics, Inc., a Michigan Corporation




By: /s/ James E. Vincke
    -------------------------------------
      James E. Vincke
Its:  Vice President and Chief Financial Officer

Address:
2301 Commonwealth
Ann Arbor, MI  48105

Tax ID/SS# No.:  38-2163045






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